    As filed with the Securities and Exchange Commission on July 23, 1998.

                       Registration No. 33-____________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                         OPTICAL SECURITY GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                           ________________________

              Colorado                                           84-1094032
     (State or Other Jurisdiction          (IRS Employer Identification No.)
           of Incorporation)
                           ________________________

     535 16th Street, Suite 920, Denver, Colorado  80202
     (Address of Principal Executive Offices)
                           _________________________

         OPTICAL SECURITY GROUP, INC. 1992 INCENTIVE STOCK OPTION PLAN
          OPTICAL SECURITY GROUP, INC. NONQUALIFIED STOCK OPTION PLAN
                 OPTICAL SECURITY GROUP, INC. STOCK BONUS PLAN
                           (Full Title of the Plans)

                           _________________________


                   Catherine M. Gotwalt, Corporate Secretary
                          535 16th Street, Suite 920
                            Denver, Colorado  80202
                                (303) 534-4500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
                           _________________________

CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Proposed         Proposed             Amount
                             Amount to                                           Maximum          Maximum              of
Title of Securities to be    be                                                  Offering Price   Aggregate offering   Registration
Registered                   Registered                                          Per Share (1)    Price (1)            Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.005 per share (the
"Common Stock")              2,000,000 Shares(2)                                 $5.875           $11,750,000          $3,466.25
                             2,000,000 Shares(3)                                 $5.875           $11,750,000          $3,466.25
                             60,000 Shares(4)                                    $5.875           $   352,500          $  103.99

(1)Computed on the basis of the price at which stock of the same class was sold on July 21, 1998, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.
(2)Optical Security Group, Inc. 1992 Incentive Stock Option Plan.
(3)Optical Security Group, Inc. Nonqualified Stock Option Plan.
(4)Optical Security Group, Inc. Stock Bonus Plan.
________________________________________________________________________________

                         OPTICAL SECURITY GROUP, INC.
                         ----------------------------


                                  PROSPECTUS
                                  ----------


                         Number of Shares:  2,000,000


                         Optical Security Group, Inc.

                                 Common Stock
                          (par value $.005 per share)


                  Name of Plan:  Optical Security Group, Inc.
                       1992 Incentive Stock Option Plan


                                 July 23, 1998



                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
              COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.



              INFORMATION CONCERNING OPTICAL SECURITY GROUP, INC.
              ---------------------------------------------------


     Optical Security Group, Inc. (the "Company"), formerly known as TSL, Incorporated, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 1801 California Street, Denver, Colorado 80202. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 455 Street, N.W., Washington, D.C. 20549. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

     Upon written or oral request of the secretary of the Company, the following documents, which constitute the remainder of a prospectus of which this document forms a part, will be made available, without charge, to any individual granted an option to purchase common stock of the Company, par value $.005 per share (the "Common Stock"), under the Optical Security Group, Inc. 1992 Incentive Stock Option Plan (the "Plan"):

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998.

     (2) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since June 28, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated in this prospectus by reference and to be a part of this prospectus from the date of filing of such documents.

     Each of the documents described above are incorporated into this prospectus by reference. Requests for copies of these documents may be made to Catherine M. Gotwalt, Secretary of the Company, at the Company's principal executive offices at 535 16th Street, Suite 920, Denver, Colorado 80202; 303-534-4500.


                        INFORMATION CONCERNING THE PLAN
                        -------------------------------

     The Plan was approved on April 20, 1993 by the Company's Board of Directors which amended the Plan on June 25, 1993, and became effective on December 3, 1993, following the affirmative vote of a majority of all votes of the Company's stockholders. The Plan was amended on August 16, 1996, by vote of the Company's stockholders.

     The following is a summary of the principal features and tax aspects of the
Plan:

1.   Purpose of the Plan.
     -------------------

     The Plan is intended to help the Company attract and retain officers and key employees and to encourage those individuals to make significant contributions to the long-term performance and growth of the Company and its subsidiaries. The Company believes that affording stock ownership will foster this purpose by joining the interests of these officers and key employees with the interests of the Company's stockholders.

2.   Administration of the Plan.
     --------------------------

     The Plan is administered by a committee (the "Committee") composed of two or more members of the Company's Board of Directors who are appointed by the Board, have no set term of service and serve at the discretion of the Board.
The Committee selects individuals who may participate in the Plan, the number and term of options granted under the Plan, the purchase price of Common Stock covered by each such option, and the provisions of the stock option agreement governing each option. The Committee also is charged with interpreting the terms and provisions of the Plan and the option agreements and is authorized to take all other actions necessary or advisable to adminster the Plan. For further information concerning the Committee, or the Plan, contact Catherine M. Gotwalt, Secretary of the Company at the address or telephone number listed under "Information Concerning Optical Security Group, Inc."

3.   Eligibility.
     -----------

     The Committee selects recipients of stock options from officers and employees of the Company and its subsidiaries.

4.   Granting and Exercise Price.
     ---------------------------

     Under the Plan, the Committee is authorized to issue stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will decide the number of shares of Common Stock covered by each option, the purchase price and the terms of option agreements.

     Stock options granted under the Plan provide the recipient (the "option holder") the right to purchase Common Stock at a price (the "Option Exercise Price") fixed in a stock option agreement (the "Option Agreement") which each recipient of an option must execute at the time of the grant. Under the Plan, the Option Exercise Price must be at least 100% of the fair market value of the Common Stock at the time the option is granted. However, if the option holder owns stock in an amount exceeding 10% of all issued and outstanding voting stock of the Company at the time the option is granted, the Option Exercise Price must be at least 110% of the fair market value of the Common Stock on the grant date. Fair market value of the Common Stock generally will be determined with reference to the bid quotations on the Common Stock, as reported by the National Quotation Bureau Incorporated. The Committee has decided that the Option Exercise Price must be the greater of $6.00 or the market price on the issuance date. This price formula will remain in effect at least until the Company's Articles of Incorporation are amended to delete a provision which provides for adjustments in the conversion price of the Company's Series B Common Stock. The Series B Shares are not part of the Plan, and transactions in those shares do not impact execution of the Plan.

5.   Timing of Exercise and Forfeiture.
     ---------------------------------

     The Committee decides and incorporates in the Option Agreement the time period during which an option may be exercised. For all options, the exercise period starts one year from the date on which the option is granted. No exercise period can be longer than ten (10) years from the date it is granted. However, options granted to individuals owning more than 10% of the issued and outstanding voting stock of the Company can have an exercise period no longer than five (5) years. If an option holder ceases to be employed by the Company for any reason other than death or disability and his or her option has "vested" (i.e., one year from the grant date has passed), he or she may exercise the
 ----
option for up to three months after cessation of employment to the same extent as permitted on the date of such cessation. An employee whose employment is terminated due to disability, as defined in Section 22(e)(3) of the Code, may exercise options vested at termination of employment for up to one year after cessation of employment. Upon the death of an option holder while employed by the Company, his or her vested options are exercisable for a period of up to three months after death by the individuals to whom the decedent's rights under the option pass by will or the laws of descent and distribution and then only to the extent the decedent was entitled to exercise the options as of the date of his death.

     Neither the Plan nor ownership of options or Common Stock confers upon any option holder any right to continue employment with the Company or limits the Company's right or ability to terminate employment of that employee.

6.   Procedure to Exercise Options.
     -----------------------------

     During an option exercise period, an option holder may exercise his or her option by paying the Option Exercise Price for some or all of the Common Stock subject to the option in cash or by certified bank check, shares of stock in the Company having a fair market value equal to the Option Exercise Price of the Common Stock, or a combination of the two. If any law or regulation requires the Company to take any actions before issuing the Common Stock upon exercise of the option, the Company will not deliver the Common Stock until it has complied with that law or regulation.

7.   Limitation on Value of Shares Covered by Options Granted to Any Employee.
     ------------------------------------------------------------------------

     The aggregate fair market value (determined at the time the option is granted) of the Common Stock underlying options granted to any option holder in one calendar year cannot exceed either $100,000 or the amount permitted by
Section 422A of the Code. For purposes of these restrictions, Common Stock underlying options granted under the Plan will be aggregated with Common Stock underlying options granted under any other stock plan of the Company and its subsidiaries.

8.   Government Regulations.
     ----------------------

     The Plan and the grant and exercise of options are subject to applicable government rules and regulations. Notwithstanding any contrary provision of the Plan, any Option Agreement, or this prospectus, the Company's Board of Directors may change the Plan and any Option Agreement in any manner the Committee feels is necessary to conform the Plan and/or any such Option Agreement to those rules and regulations.

9.   Special Rules Applicable to Section 16 Insiders.
     -----------------------------------------------

     In addition to the restrictions on exercise of options contained in the Plan and in any Option Agreement, the exercise of options owned by officers, directors who are employees and other insiders (owners of more than 10% of the Common Stock) are affected by the provisions of Section 16 of the Exchange Act.
Section 16 requires such a shareholder to pay to the Company profits received from the purchase and sale of any Common Stock within a six-month period, and may prohibit stock sales or option exercises by such persons within six months of the purchase and sale by them of Common Stock outside of the Plan. Section 16(b) of the Exchange Act generally provides that, in the case of an officer, director or insider who elects to pay the Option Exercise Price under an option by delivery of previously acquired Common Stock, the election to deliver such Common Stock may only be made (1) during a ten-day "window" period specified in Rule 16b-3 or (2) at least six months prior to the date on which the option is exercised.

10.  Assumed Options.
     ---------------

     In connection with any transaction to which Section 424(a) of the Code applies, the Company may exchange new options for existing options or may assume obligations under existing options. Section 424(a) of the Code applies to the substitution of a new option for an old option or the assumption of an old option because of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation. In such a case, Section 424(a) requires that (a) the new option or assumption of an old option does not give the option holder additional benefits and (b) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of those shares is not more than the same excess value immediately before the transaction. Notwithstanding any term of the Plan or any Option Agreement, the Committee will attempt to substitute or assume options on the same terms as the old options and at exercise prices which do not change the spread between the option price and the fair market value of the Common Stock.

11.  Restrictions on Issuance of Common Stock.
     ----------------------------------------

     The exercise of each option will be conditioned on the option holder's completion, to the satisfaction of the Company, of any withholding tax requirements; compliance with state or federal law or rules of any securities exchange; and the consent or approval of any regulatory body. The Company will try to promptly notify each option holder of all such requirements when the option holder informs the Company that he or she wishes to exercise an option.

     The Company may require an exercising option holder to make certain representations concerning ownership and intended disposition of the Common Stock to be purchased upon exercise of the option. Option holders who are directors, officers or principal shareholders of the Company may be required to represent to the Company, inter alia, that they are acquiring the Common Stock in good faith for investment and not for resale or distribution.

     Options granted pursuant to the Plan are subject to the condition that if, within the earlier of (1) a two-year period beginning on the date of grant of an option or (2) a one-year period beginning on the date after which any Common Stock is issued to an option holder upon the exercise of an option, the option holder makes a disposition of the Common Stock by sale, exchange, gift, transfer of legal title or otherwise, he or she will promptly report that disposition to the Company in writing and furnish to the Company any information the Company may reasonably requests.

12.  Transferability.
     ---------------

     No option granted under the Plan may be transferred or assigned by an option holder except by will or the laws of descent and distribution, and each option may be exercised during the option holder's lifetime only by him or her. No option may be pledged or hypothecated or subject to execution, attachment, or similar process except with the express consent of the Committee.

13.  Amendment and Discontinuance.
     ----------------------------

     The Plan may be altered, suspended or discontinued by the Board of Directors of the Company. However, without approval by the affirmative vote of a majority of the Company's Common Stock voting in person or by proxy at any meeting of the Company's stockholders, no action by the Board of Directors may,
(1) abolish the Committee, change the qualification of its members or withdraw the administration of the Plan from its supervision; (2) make any material change in the class of eligible employees; (3) increase the total number of shares reserved for purposes of the Plan [currently 2,000,000 shares of Common Stock] except upon a reclassification, consolidation or merger of Company; (4) increase the total number of shares for which an option or options may be granted to any one recipient; (5) extend the term of the Plan or the maximum option periods for exercise of options; (6) decrease the minimum option price except upon a merger, reclassification or reorganization; or (7) materially increase the benefits accruing to employees participating under the Plan.

     Without an option holder's consent, no amendment, suspension or termination of the Plan can alter or impair the rights or any of the obligations under any option previously granted under the Plan. Unless previously terminated by the Board, the Plan shall terminate on April 20, 2003.

14.  No Rights As Stockholder.
     ------------------------

     No option holder shall have any right as a stockholder of the Company with respect to Common Stock covered by an option until the date of exercise. No adjustment for any dividend or otherwise shall be made if the record date thereof is prior to the exercise date of the option.

15.  Reclassification, Consolidation or Merger.
     -----------------------------------------

     To any extent that the number of issued shares of Common Stock is increased or reduced by a change in par value, split up, reclassification, stock dividend or similar transaction, the number of shares subject to an option and the Option Exercise Price will be adjusted proportionately by the Committee, whose determination shall be conclusive. If the Company is reorganized, consolidated or merged, an option holder shall be entitled to receive options covering shares of the reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new option or assumption of the old option will not provide any additional benefits or remove any previously-held benefits.

16.  Tax Aspects.
     -----------

     The following is a brief summary of the advice of the Company's counsel regarding the United States income tax treatment, and the Company's independent certified public accountants regarding the United Kingdom income tax treatment, of stock options and Common Stock issued pursuant to the Plan. Such advice is solely for the Company's use and benefit and is not intended as advice to recipients or holders of options or Common Stock or Plan participants. This brief summary does not purport to be complete. Reference should be made to the applicable provisions of the Code and the laws of the United Kingdom, and option holders are urged to consult their personal tax advisors prior to making decisions relating to Plan participation that may affect their income tax liability. The tax treatment afforded by the Code to transactions under the Plan will not govern transactions to which United Kingdom tax laws apply. The Company has not obtained and does not include information concerning the tax laws of any other jurisdiction.

     (a)  General Tax Treatment.
          ---------------------

          United States.  When an individual is granted an option under the
          -------------
Plan, he or she is not liable for any taxes. When the option is exercised for cash, the option holder will not be liable for any taxes if (1) he or she has been continuously employed by the Company or a subsidiary until at least three months before exercise of the option, and (2) does not sell the Common Stock purchased upon exercise of the option until a date at least two years after the option was granted and one year after it was exercised. For purposes of avoiding a taxable event, a disabled employee has up to one year after termination of employment to exercise his or her vested options. Requirements for continuous employment and a holding period for the Common Stock are waived in the case of an employee's death.

          When an option holder sells the Common Stock acquired by the exercise of the option, any amount received in excess of the fair market value of the Common Stock on the date of exercise of the stock option will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term loss, depending upon the holding period of the shares.

          For example, on May 1, 1998, an employee is granted an option to purchase 1,000 shares of Common Stock at a purchase price of $6.00 per share, its current market value. The employee receives no taxable income. The option holder cannot exercise the option until May 1, 1999. On September 1, 1999, when the Common Stock is selling at $10 per share, the option holder buys 500 shares of Common Stock by paying $3,000 to the Company. Although the Common Stock is worth $5,000, the option holder does not receive taxable income on the $2,000 difference between the purchase price and the value of the Common Stock. On December 1, 2000, all 500 shares of the stock are sold for $15 per share. At that time, the shareholder must pay taxes on long-term capital gains of $4,500 (sales price of $7,500 less purchase price of $3,000).

          United Kingdom.  The income tax effect of an exercise of options will
          --------------
depend on the tax status of the employee at the date the option is awarded. Unlike treatment under the Code, the tax laws of the United Kingdom do not differentiate between qualified and nonqualified incentive stock option plans. A local common national employee who lives and works in the United Kingdom will be classified as a resident and ordinary resident for United Kingdom tax purposes. A foreign national on temporary assignment in the United Kingdom for a period of up to three years is likely to be classified as a resident but not ordinary resident and not domiciled in the United Kingdom.

          So long as the exercise price is consistent with the requirements of the Plan and the Committee's decision (100% of the fair market value at the date of grant or 110% if granted to an owner of more than 10% of the Common Stock; the higher of $6.00 or fair market value), no taxable transaction will occur at the date of grant. The grant of all options must be reported to the inland revenue by the Company within 30 days of the end of its tax year.

          Option holders who are United Kingdom residents and ordinary residents on the date of grant will be subject to income tax when they exercise their options and purchase the shares based upon the difference between the market value of the Common Stock at the date of exercise and the exercise price. The amount subject to tax should be converted to pounds sterling at the exchange rate prevailing at the date of exercise of the option. The Company must withhold income tax under the Pay As You Earn ("PAYE") system in respect of the gain realized upon the exercise of an option where the shares are traded on a recognized investment exchange, such as NASDAQ and the option was granted after November 26, 1996. The Company is required to account for withholding tax and recover the tax from the option holder within 30 days of the date of exercise.

          Option holders who are residents but not ordinary residents at grant will not be subject to a tax on the exercise of their option. Rather, the recipient will be regarded as being in receipt of a notional interest free loan by reason of his employment. As such, during the time an option holder holds the Common Stock purchased upon exercise, he will be subject to income tax on an annual benefit equal to interest calculated at the government's official rate of interest (currently 7.25%) on that notional loan. Upon sale of the shares, the notional loan is deemed to have been written off and becomes chargeable as income from employment.

          Upon the sale of Common Stock purchased upon exercise of an option, an option holder will be subject to capital gains tax or loss in an amount equal to the difference between the net sale proceeds converted to pound sterling at the rate prevailing on the date of sale and exercise price plus any amounts taxed upon the exercise of the option. The cost basis may be increased by an indexation allowance to allow for increases in the cost of living as reflected in the United Kingdom Retail Price Index between the month in which the Common Stock is purchased and the month in which it is sold. Employees who are not domiciled in the United Kingdom are subject to capital gains tax on sale of the Common Stock only to the extent that proceeds of the sale are received in or remitted to the United Kingdom.

     (b)  Stock For Stock Exercises.  The exercise of an option by the exchange
          -------------------------
of Common Stock already owned by the option holder will not result in any taxable gain or loss on the unrealized appreciation or depreciation of the Common Stock exchanged.

          When an option is exercised with previously acquired Common Stock of the Company, the option holder's basis in the Common Stock purchased upon exercise of the option is the same as his basis in the stock used to purchase the Common Stock under the Plan, increased by any amount included in his growth income as compensation.

     (c)  Other Laws.  The stock option benefits provided under the Plan are not
          ----------
subject to the Employee Retirement Income Security Act of 1974, nor is the taxation of such benefits governed by Section 401(a) of the Code.



                            CONFLICTING PROVISIONS
                            ----------------------

     The foregoing is only a summary of some of the material provisions and operational features of the Plan. To the extent that this summary Prospectus conflicts with any provision in the Plan or in any stock option agreement issued under the Plan, the conflicting provisions of the Plan and/or stock option agreement shall control.

                         OPTICAL SECURITY GROUP, INC.
                         ----------------------------


                                  PROSPECTUS
                                  ----------


                         Number of Shares:  2,000,000


                         Optical Security Group, Inc.

                                 Common Stock
                          (par value $.005 per share)


                  Name of Plan:  Optical Security Group, Inc.
                        Nonqualified Stock Option Plan


                                 July 23, 1998



                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
              COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.



              INFORMATION CONCERNING OPTICAL SECURITY GROUP, INC.
              ---------------------------------------------------


     Optical Security Group, Inc. (the "Company"), formerly known as TSL, Incorporated, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 1801 California Street, Denver, Colorado 80202. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 455 Street, N.W., Washington, D.C. 20549. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

     Upon written or oral request of the secretary of the Company, the following documents, which constitute the remainder of the prospectus of which this document forms a part, will be made available, without charge, to any individual granted an option to purchase common stock of the Company, par value $.005 per share (the "Common Stock"), under the Optical Security Group, Inc. Nonqualified Stock Option Plan (the "Plan"):

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998.

     (2) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since June 28, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated in this prospectus by reference and to be a part of this prospectus from the date of filing of such documents.

     Each of the documents described above are incorporated into this prospectus by reference. Requests for copies of these documents may be made to Catherine
M. Gotwalt, Secretary of the Company, at the Company's principal executive offices at 535 16th Street, Suite 920, Denver, Colorado 80202; 303-534-4500.

                        INFORMATION CONCERNING THE PLAN
                        -------------------------------

     The Plan was approved on April 20, 1993 by the Company's Board of Directors which amended the Plan on June 25, 1993, June 18, 1996 and June 16, 1997. On December 3, 1993, the Company's stockholders, by a majority of all votes cast, approved the Plan, as amended on June 25, 1993, and, by a similar vote, approved the June 18, 1996 amendment to the Plan on August 16, 1996. The absence of stockholder approval of the June 16, 1997, amendment (which altered rights of transferability of options) does not affect the validity or enforceability of that amendment. The Plan, as amended on June 16, 1997, is described in this prospectus.

     The following is a summary of the principal features and tax aspects of the
Plan:

1.   Purpose of the Plan.
     -------------------

     The Plan is intended to enhance the Company's ability to attract, retain and reward directors, officers, employees, consultants and advisors and to encourage those individuals to make significant contributions to the long-term performance and growth of the Company and its subsidiaries.

2.   Administration of the Plan.
     --------------------------

     The Plan is administered by a committee (the "Committee") composed of two or more members of the Company's Board of Directors who are appointed by the Board, have no set term of service, and serve at the discretion of the Board. The Committee selects individuals who may participate in the Plan, the number and term of options granted under the Plan, the purchase price of Common Stock covered by each such option, and the provisions of the stock option agreement governing each option. The Committee also is charged with interpreting the terms and provisions of the Plan and the stock option agreements and is authorized to take all other actions necessary or advisable to administer the Plan. For further information concerning the Committee, or the Plan, contact Catherine M. Gotwalt, Secretary of the Company at the address or telephone number listed under "Information Concerning Optical Security Group, Inc."

3.   Eligibility.
     -----------

     The Committee selects recipients of stock options (the "option holders") from directors, officers, employees, advisors and consultants of the Company and of its subsidiaries. Advisors and consultants cannot receive options in connection with the offer or sale of securities of the Company or its subsidiaries in a capital-raising transaction.

4.   Granting and Exercise Price.
     ---------------------------

     Under the Plan, the Committee is authorized to issue stock options that do not qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will decide the number of shares of Common Stock covered by each option, the purchase price and the terms of option agreements.

     Stock options granted under the Plan provide the option holder the right to purchase Common Stock at a price (the "Option Exercise Price") fixed in the stock option agreement (the "Option Agreement") which each recipient of an option must execute at the time of the grant. The Committee will set the Option Exercise Price at any price not less than par value of the Common Stock at the time an option is granted. Under the Plan, The Option Exercise Price is not required to be equal to or to bear any relationship to the actual value of the Common Stock on the date of exercise. However, the Committee has decided that the Option Exercise Price must be the greater of $6.00 or the market price on the issuance date. This price formula will remain in effect at least until the Company's Articles of Incorporation are amended to delete a provision which provides for adjustment in the conversion price of the Company's Series B Common Stock. The Series B Shares are not part of the Plan, and transactions in those shares do not impact execution of the Plan.

     For example, if the option holder is granted an option on January 1, 1998, with an Option Exercise Price of $20 per share, and at that time or subsequently, the fair market value of the Common Stock is $35 per share, the option holder can purchase all or a portion of the number of shares of Common Stock subject to his or her stock option for $20 per share, even though the fair market value of the shares purchased will be $15 per share higher than the purchase price.

5.   Timing of Exercise and Forfeiture.
     ---------------------------------

     The period for exercising an option begins once the option is granted and ends on the date set forth in the Option Agreement. The maximum exercise period is ten (10) years from the date it is granted. The Committee will establish the exercise price, terms and exercise period, all of which need not be consistent among option holders and Option Agreements, and can limit the number of shares which an option holder may purchase during any period of time. The Committee may provide for termination of options upon expiration of the employment of an option holder who is an employee or termination of services by a non-employee or may permit retention after such termination. Upon the death of an option holder while employed or retained by the Company, his or her options shall be exercisable for a period of up to three months after death by the individuals to whom the decedent's rights under the option pass by will or applicable laws of descent and distribution, but only the same way in which the decedent could have exercised the option of the date of his death.

     Neither the Plan nor ownership of the options or common stock confers upon any option holder any right to remain employed by or in any advisory or consulting position with the Company and does not limit the Company's right or ability to terminate the employment of that employee, or the advisory or consulting arrangement with a non-employee.

6.   Procedure to Exercise Options.
     -----------------------------

     During an option exercise period, an option holder may exercise his or her option by paying for some or all of the Common Stock subject to the option in cash or by certified bank check, shares of stock in the Company having a fair market value equal to the purchase price of those shares, or a combination of the two. If any law or regulation requires the Company to take any actions before issuing the Common Stock upon exercise of the option, the Company will not deliver the Common Stock until it has complied with that law or regulation.

7.   Limitation of Shares Covered by Options Granted to Any Employee.
     ---------------------------------------------------------------

     The Plan prescribes no limit on the number of shares covered by options granted to any one individual.

8.   Government Regulations.
     ----------------------

     The Plan and the grant and exercise of options are subject to applicable government rules and regulations, and, notwithstanding any contrary provision of the Plan, any Option Agreement, or this prospectus, the Company's Board of Directors may make such changes in the Plan and any Option Agreement that may be required, in the Board's discretion, to conform the Plan and/or any Option Agreement to those rules and regulations.

9.   Special Rules Applicable to Section 16 Insiders.
     -----------------------------------------------

     In addition to the restrictions on exercise of options contained in the Plan and in any Option Agreement, the exercise of options owned by officers, directors and other insiders (owners of more than 10% of the Common Stock) are affected by the provisions of Section 16 of the Exchange Act. Section 16 requires such shareholders to pay to the Company profits received from the purchase and sale of any Common Stock within a six-month period, and may prohibit stock sales or exercises of options by such persons within six months of the purchase and sale by them of Common Stock outside of the Plan. Section 16(b) of the Exchange Act also generally provides that, in the case of an officer, director or insider who elects to pay the Option Exercise Price under an option by delivery of previously acquired Common Stock, the election to deliver such Common Stock may only be made (1) during a ten-day "window" period specified in Rule 16b-3 or (2) at least six months prior to the date on which the option is exercised.

10.  Restrictions on Issuance of Common Stock.
     ----------------------------------------

     The exercise of each option will be conditioned on the option holder's completion, to the satisfaction of the Company, of any withholding tax requirements (see "Withholding Tax Requirements"); compliance with state or federal law or rules of any securities exchange; and the consent or approval of any regulatory body. The Company will try to promptly notify each option holder of all such requirements when the option holder informs the Company that he or she wishes to exercise an option.

     The Company may require an exercising option holder to make certain representations concerning ownership and intended disposition of the Common Stock to be purchased upon exercise of the option. Option holders may be required to represent to the Company, among other things, that they are acquiring the Common Stock in good faith for investment and not for resale or distribution.

     Options granted pursuant to the Plan are subject to the condition that if, within the earlier of (1) a two-year period beginning on the date of grant of an option or (2) a one-year period beginning on the date after which any Common Stock is issued to an option holder upon the exercise of an option, the option holder makes a disposition of the Common Stock by sale, exchange, gift, transfer of legal title or otherwise, he or she will promptly report that disposition to the Company in writing and furnish to the Company any information the Company requests.

11.  Withholding Tax Requirements.
     ----------------------------

     If the exercise of an option gives rise to any withholding tax requirements, as a condition of exercising the option, an option holder must satisfy those requirements, and provide information and make representations as required by the Company to determine if withholding is required. If the Company determines that withholding tax is required on exercise of an option, the Company will notify the option holder of the withholding amount, and the option holder must make payment by check or other means acceptable to the Company. The Company may allow the option holder to pay the withholding amount by directing the Company to withhold a number of shares of Common Stock otherwise issuable upon exercise of the option in an aggregate value equal to the appropriate withholding amount. However, any employee who is an officer, director or otherwise subject to
Section 16(b) of the Exchange Act may be restricted from using shares of Common Stock to pay withholding. (See "Special Rules Applicable to Section 16 Insiders")

     Any fractional share interest resulting from the delivery or withholding of shares of Common Stock to meet withholding tax requirements will be settled in cash. If the Company determines that no withholding tax is required upon the exercise of any option, but subsequently determined that the exercise resulted in taxable income requiring withholding, the employee shall promptly, upon being notified of the withholding requirement, pay to the Company the amount required to be withheld; and at its election, the Company may condition any transfer of any Common Stock issued pursuant to the exercise of an option upon receipt of such payment.

12.  Transferability.
     ---------------

     During an option holder's lifetime, the option may only be exercised by the option holder. Options may be transferred or assigned by an option holder by will or the laws of descent and distribution, and, if permitted by the applicable Option Agreement, to an option holder's immediate family members or a trust for his immediate family. "Immediate family" includes spouses, children, and grandchildren. Permitted transferees of an option are subject to the terms of the Plan and the Option Agreement. No option may be pledged or hypothecated or subject to execution, attachment, or similar process except with the express consent of the Committee.

13.  Amendment and Discontinuance.
     ----------------------------

     The Plan may be altered, suspended or discontinued by the Board of Directors. However, without approval by the affirmative vote of the holders of a majority of the Company's Common Stock voting in person or by proxy at any meeting of the Company's stockholders, no action by the Board of Directors may,
(1) abolish the Committee, change the qualification of its members or withdraw the administration of the Plan from its supervision; (2) make any material change in the class of eligible recipients; (3) increase the total number of shares reserved for purposes of the Plan [currently 2,000,000 shares of Common Stock] except upon a reclassification, consolidation or merger of Company; (4) increase the total number of shares for which an option or options may be granted to any one recipient; (5) extend the term of the Plan or the maximum option periods for exercise of options; (6) decrease the minimum option price except upon a merger, reclassification or reorganization; or (7) materially increase the benefits accruing to persons participating under the Plan.

     Without an option holder's consent, no amendment, suspension or termination of the Plan can alter or impair the rights or any of the obligations under any option previously granted under the Plan. Unless previously terminated or extended by the Board, the Plan will terminate on April 20, 2003.

14.  No Rights As Stockholder.
     ------------------------

     No option holder has any right as a stockholder of the Company with respect to Common Stock covered by an option until the date of exercise. No adjustment for any dividend or otherwise will be made if the record date thereof is prior to the exercise date of the option.

15.  Reclassification, Consolidation or Merger.
     -----------------------------------------

     To any extent that the number of issued shares of the Company's Common Stock is increased or reduced by a change in par value, split up, reclassification, stock dividend or similar transaction, the number of shares subject to an option and the Option Exercise Price will be proportionately adjusted by the Committee, whose determination is conclusive. If the Company is reorganized, consolidated or merged, an option holder will be entitled to receive options covering shares of the reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new option or assumption of the old option will not provide any additional benefits or remove any previously-held benefits.

16.  Tax Aspects.
     -----------

     The following is a brief summary of the advice of the Company's counsel regarding the United States tax treatment, and of the Company's independent certified public accountant regarding the United Kingdom income tax treatment, of stock options and Common Stock issued pursuant to the Plan. Such advice is solely for the Company's use and benefit and is not intended as advice to recipients or holders of options or Common Stock or Plan participants. This brief summary does not purport to be complete. Reference should be made to the applicable provisions of the Code and the laws of the United Kingdom, and option holders are urged to consult their personal tax advisors prior to making decisions relating to Plan participation that may affect their income tax liability. The tax treatment afforded by the Code to transactions under the Plan will not govern transactions to which United Kingdom tax laws apply. The Company has not obtained and does not include information concerning the tax laws of any other jurisdiction.

     (a)  General Tax Treatment.
          ---------------------

          United States.  Pursuant to Section 83 of the Code, the granting of an
          -------------
option will require taxes to be paid if the option has a "readily ascertainable fair market value" at the time of its grant. In that case, the fair market value will be treated as taxable compensation income.

          For purposes of determining whether an option has "readily ascertainable fair market value," regulations adopted under the Code divide non-statutory stock options into two categories: those actively traded on an established market and those not so traded. If an option granted to an employee is actively traded on an established market, the option's value is deemed to be "readily ascertainable." Options that are not actively traded on an established market do not have a readily ascertainable fair market value unless that value can otherwise be measured with reasonable accuracy. The regulations create an irrebuttable presumption that an untraded option does not have a readily ascertainable fair market value unless four conditions are met:

          (1)  the option is transferrable by the optionee;

          (2)  the option is exercisable immediately in full by the optionee;

          (3) neither the option nor the stock which can be purchased on exercise of the option is subject to any restrictions that have a significant effect on the option's value; and

          (4) the fair market value of the "option privilege" (the difference between the exercise price and the value of the stock which may be purchased) is readily ascertainable.

          Options under the Plan are not actively traded on any exchange and may be transferred only under limited circumstances (see "Transferability").

          If the option does not have a readily ascertainable fair market value at the date of grant, there is no tax due as a result of the grant of the option, and taxes will not be due until the option is exercised. In such a case, at the time of exercise, the option holder will have income in an amount equal to the difference between the exercise price and the fair market value of the stock at the date of exercise, and the Company will be entitled to a deduction from its income in the same amount.

          For example, on May 1, 1998, an employee is granted an option to purchase 500 shares of Common Stock at $10.00 per share. At that time, the option does not have a readily ascertainable fair market value. No taxes are due as a result of the grant of the option. On February 1, 1999, the employee exercises the option and purchases 500 shares of Common Stock at $10.00 per share. The Common Stock is then worth $15.00 per share. Upon exercise, the employee has $2,500 in income ($15.00-$10.00=$5.00 x 500 shares).

          However, taxation upon exercise of the option may be delayed if the Common Stock received by the option holder is, at that time, subject to both a substantial risk of forfeiture and transferability restrictions. A substantial risk of forfeiture is a circumstance in which the option holder's ability to retain the Common Stock may be terminated by such events as his termination of employment. The Common Stock may be nontransferable because of provisions of an agreement between the option holder and the Company or because of Section 16(b) of the Exchange Act. There currently are no agreements restricting the sale of the Common Stock.

          Under Section 83(b) of the Code, if an employee is not subject to tax upon receipt of an option or Common Stock because of a risk of forfeiture and transferability restrictions, he or she may elect to be taxed on the receipt of the option or Common Stock, notwithstanding any risk of forfeiture or transferability restriction. If such an election is made, taxation upon the receipt of option will be treated as ordinary income equal to the fair market value of the option or Common Stock upon issue. By making such an election, the employee will be taxed at ordinary income rates at receipt of the option or stock and taxed at capital gains rates on any subsequent appreciation. By not making the election, the employee will be taxed for the tax year in which the Common Stock was sold on the fair market value of the option or the Common Stock in the year the restrictions on transferability and risk of forfeiture lapse.

          An option holder=s tax basis in his or her shares of Common Stock acquired on exercise of an Option will be equal to the exercise price paid by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of an Option. Upon a subsequent disposition of the shares of Common Stock received on exercise of an Option, the difference between the amount realized on such disposition and the option holder=s tax basis for such shares generally will be treated as a capital gain or loss, which will be short-term or long-term depending upon whether the shares are held for the applicable long-term holding period following exercise of the Option (currently more than one year).

          All of the provisions concerning the timing of taxation of options under the Plan and exercise of those options are subject to numerous, complex rules, regulations and interpretations. Recipients of options under the Plan should consult their personal tax advisors concerning the tax impact of any transaction in options or underlying Common Stock.

          United Kingdom.  The income tax effect of an exercise of options will
          --------------
depend on the tax status of the employee at the date the option is awarded. A local common national employee who lives and works in the United Kingdom will be classified as a resident and ordinary resident for United Kingdom tax purposes. A foreign national on temporary assignment in the United Kingdom for a period of up to three years is likely to be classified as a resident but not ordinary resident of the United Kingdom and not domiciled in the United Kingdom.

          If the exercise price is equal to 100% of the fair market value at the date of grant, no taxable transaction will occur at the date of grant. However, if the exercise price is less than fair market value, income tax liability will be assessed on the difference between fair market value and the exercise price. The grant of all options must be reported to the United Kingdom Inland Revenue by the Company within 30 days of the end of its tax year.

          Option holders who are United Kingdom residents and ordinary residents on the date of grant will be subject to income tax when they exercise their options and purchase the shares based upon the difference between the market value of the Common Stock at the date of exercise and the exercise price. The amount subject to tax should be converted to pounds sterling at the exchange rate prevailing at the date of exercise of the option. The Company must withhold income tax under the Pay As You Earn ("PAYE") system in respect of the gain realized upon the exercise of an option by an employee where the shares are traded on a recognized investment exchange, such as NASDAQ, and the option was granted after November 26, 1996. The Company is required to account for withholding tax and recover the tax from the option holder-employee within 30 days of the date of exercise.

          Option holders who are residents but not ordinary residents at the grant of an option will not be subject to a tax on the exercise of their option. Rather, the recipient will be regarded as being in receipt of a notional interest free loan by reason of his employment. As such, during the time an option holder holds the Common Stock purchased upon exercise, he will be subject to income tax on an annual benefit equal to interest calculated at the government's official rate of interest (currently 7.25%) on that notional loan. Upon sale of the shares, the notional loan is deemed to have been written off and becomes chargeable as income from employment.

          Upon the sale of Common Stock purchased upon exercise of an option, an option holder will be subject to capital gains tax or loss in an amount equal to the difference between the net sale proceeds converted to pound sterling at the rate prevailing on the date of sale and exercise price plus any amounts taxed upon the exercise of the option. The cost basis may be increased by an indexation allowance to allow for increases in the cost of living as reflected in the United Kingdom Retail Price Index between the month in which the Common Stock is purchased and the month in which it is sold. Employees who are not domiciled in the United Kingdom are subject to capital gains tax on sale of the Common Stock only to the extent that proceeds of the sale are received in or remitted to the United Kingdom.

     (b)  Stock For Stock Exercises.  The exercise of an option by the exchange
          -------------------------
of Common Stock already owned by the option holder will not result in any taxable gain or loss on the unrealized appreciation or depreciation of the Common Stock exchanged.

          When an option is exercised with previously acquired Common Stock of the Company, the option holder's basis in the Common Stock purchased upon exercise of the option is the same as his basis in the stock used to purchase the Common Stock under the Plan, increased by any amount included in his growth income as compensation.

     (c)  Other Laws.  The stock option benefits provided under the Plan are not
          ----------
subject to the Employee Retirement Income Security Act of 1974, nor is the taxation of such benefits governed by Section 401(a) of the Code.


                            CONFLICTING PROVISIONS
                            ----------------------

     The foregoing is only a summary of some of the material provisions and operational features of the Plan. To the extent that this summary Prospectus conflicts with any provision in the Plan or in any stock option agreement issued under the Plan, the conflicting provisions of the Plan and/or stock option agreement shall control.

                         OPTICAL SECURITY GROUP, INC.
                         ----------------------------


                                  PROSPECTUS
                                  ----------


                           Number of Shares:  60,000


                         Optical Security Group, Inc.

                                 Common Stock
                          (par value $.005 per share)


         Name of Plan:  Optical Security Group, Inc. Stock Bonus Plan



                                 July 23, 1998



                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
              COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.



              INFORMATION CONCERNING OPTICAL SECURITY GROUP, INC.
              ---------------------------------------------------


     Optical Security Group, Inc. (the "Company"), formerly known as TSL, Incorporated, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 1801 California Street, Denver, Colorado 80202. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 455 Street, N.W., Washington, D.C. 20549. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

     Upon written or oral request of the secretary of the Company, the following documents, which constitute the remainder of the prospectus of which this document forms a part, will be made available, without charge, to any individual granted common stock of the Company, par value $.005 per share (the "Common Stock"), under the Optical Security Group, Inc. Stock Bonus Plan (the "Plan"):

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998.

     (2) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since June 28, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated in this prospectus by reference and to be a part of this prospectus from the date of filing of such documents.

     Each of the documents described above are incorporated into this prospectus by reference. Requests for copies of these documents may be made to Catherine
M. Gotwalt, Secretary of the Company, at the Company's principal executive offices at 535 16th Street, Suite 920, Denver, Colorado 80202; 303-534-4500.


                        INFORMATION CONCERNING THE PLAN
                        -------------------------------

     The Plan was approved on April 20, 1993, by the Company's Board of Directors and approved by a vote of the Company's shareholders on December 3, 1993.

     The following is a summary of the principal features and tax aspects of the
Plan:

1.   Purpose of the Plan.
     -------------------

     The Plan is intended to enhance the Company's ability to attract, retain and reward directors, officers, employees, consultants and advisors and to encourage those individuals to make significant contributions to the long-term performance and growth of the Company and its subsidiaries.

2.   Administration of the Plan.
     --------------------------

     The Plan is administered by a committee (the "Committee") composed of two or more members of the Company's Board of Directors who are appointed by the Board, have no set term of service and serve at the discretion of the Board. The Committee selects Plan participants from the Company's officers, directors, key employees and consultants, and determines persons to whom Common Stock should be issued, the number of shares of Common Stock (the "Bonus Shares") granted to such individuals and the terms of each grant, including how long the recipient must continue to work for the Company to retain the Bonus Shares. Consultants and advisors who receive Bonus Shares under the Plan must have performed bona fide services for the Company and may not receive stock for services in connection with the sale of Company securities in a capital-raising transaction. The Committee also is charged with interpreting the terms and provisions of the Plan and is authorized to take all other actions necessary to operate the Plan. For further information concerning the Committee, or the Plan, contact Catherine M. Gotwalt, Secretary of the Company, at the address or telephone number listed under "Information Concerning Optical Security Group, Inc."

3.   Eligibility.
     -----------

     The Committee selects individuals who are granted Bonus Shares under the Plan from officers, directors, key employees and consultants of the Company and its subsidiaries.

4.   Granting and Vesting of Bonus Shares.
     ------------------------------------

     The Committee, in its sole discretion, may grant Bonus Shares to an individual eligible to participate in the Plan in an amount and on terms determined by the Committee. In granting Bonus Shares, the Committee will establish a vesting schedule which will dictate the period during which the recipient must remain an employee of or continue to provide services to the Company in order to retain all of the Bonus Shares. If the recipient of Bonus Shares ceases employment or stops providing services to the Company before the vesting schedule has expired, any Shares not fully vested will be forfeited by the recipient and returned to the reserve of Common Stock set aside for the Plan (the "Bonus Share Reserve"). In its sole discretion, the Committee also may impose restrictions on the future transferability of the Bonus Shares as part of the grant of those Shares. The Committee's grant of Bonus Shares will be accompanied by a written notice which will establish the vesting schedule and other terms of the grant.

5.   Recipient's Representations.
     ---------------------------

     The Committee generally will require that each recipient who receives Bonus Shares represents in writing to the Company that he or she is acquiring the Shares solely for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of any or all of the Shares except (1) by will or descent or (2) pursuant to the opinion of counsel satisfactory to Committee that the transfer is in compliance with applicable securities laws. The Committee generally will affix to certificates representing the Bonus Shares a legend indicating that the Shares have not been registered with the Commission and are subject to stop transfer restrictions and forfeiture under the Plan.

6.   Disposition of Bonus Shares.
     ---------------------------

     Bonus Shares may be disposed of by a recipient only upon being fully vested and then only (1) pursuant to an effective registration statement covering such resale; (2) pursuant to an applicable exemption from registration verified in written opinion of counsel acceptable to the Committee; or (3) in an transaction which meets all the requirements of Rule 144 promulgated by the Commission. If the Bonus Shares have been registered with the Commission, no such restrictions on resale will apply, except in the case of recipients of Bonus Shares who are directors, officers or owners of more than 10% of the Common Stock of the Company, who still must comply with one of the three methods of disposition of restricted Shares.

7.   Government Regulations.
     ----------------------

     The Plan and the grant of Bonus Shares are subject to applicable government rules and regulations. Notwithstanding any contrary provision of the Plan, any notification, vesting schedule or this prospectus, the Company's Board of Directors may make such changes in the Plan and any vesting schedule or Bonus Share Agreement that may be required, in the Board's discretion, to conform the Plan and/or any such related documents to those rules and regulations.

8.   Special Rules Applicable to Section 16 Insiders.
     -----------------------------------------------

     In addition to the restrictions on vesting and transfer of Bonus Shares contained in the Plan and in any related agreement, transactions in Bonus Shares owned by officers, directors and other insiders (owners of more than 10% of the Common Stock) are affected by the provisions of Section 16 of the Exchange Act. Those provisions provide for the payment to the Company of profits received from the purchase and sale of any Common Stock by an officer, director or insider within a six-month period, and may otherwise restrict stock sales by such persons within six months of the sale by them of the Bonus Shares, as well as the purchase or sale of Common Stock outside of the Plan.

9.   Withholding Tax Requirements.
     ----------------------------

     If the grant of Bonus Shares gives rise to any withholding tax requirements, as a condition of receiving the shares, a recipient must satisfy those requirements, and provide information and make representations as required by the Company to determine if withholding is required. If the Company determines that withholding tax is required with respect to the grant of Bonus Shares, the Company will notify the recipient of the withholding amount, and the recipient must make payment by check or other means acceptable to the Company. The Company may allow the recipient to pay the withholding amount by directing the Company to withhold a number of Bonus Shares otherwise issuable in an aggregate value equal to the appropriate withholding amount. However, any employee who is an officer, director or otherwise subject to Section 16(b) of the Exchange Act may be restricted from using Bonus Shares to pay withholding. (See "Special Rules Applicable to Section 16 Insiders")

     Any fractional share interest resulting from the delivery or withholding of Bonus Shares to meet withholding tax requirements will be settled in cash. If the Company determines that no withholding tax is required upon the grant of Bonus Shares, but subsequently determined that the grant resulted in taxable income requiring withholding, the employee shall promptly, upon being notified of the withholding requirement, pay to the Company the amount required to be withheld; and at its election, the Company may condition any transfer of any Bonus Shares issued pursuant to the grant of the Bonus Shares upon receipt of such payment.

10.  Restrictions on Issuance of Bonus Shares.
     ----------------------------------------

     The grant of Bonus Shares will be conditioned on the recipient's completion, to the satisfaction of the Company, of any withholding tax or other withholding requirements; compliance with state or federal law or rules of any securities exchange; and the consent or approval of any regulatory body. The Company will endeavor to promptly notify each recipient of all such requirements upon grant of the Bonus Shares.

11.  Rights as a Stockholder.
     -----------------------

     Within 30 days after compliance by the recipient of Bonus Shares of all requirements mandated by the Committee or by law, the Shares shall be issued and a certificate or certificates for such Shares also shall be issued in the recipient's name. Upon issuance of the Bonus Shares, the recipient will be a stockholder with respect to all of the Shares represented by the certificate or certificates, and will have all the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to such Shares.

12.  Limitations.
     -----------

     Neither the establishment of the Plan nor any action taken by the Company or the Committee under the Plan, nor any provision of the Plan or issuance of Bonus Shares shall be construed as giving to any person the right to be retained as an employee or consultant of the Company. Any right of action relating to the Plan or the Bonus Shares, regardless of the location of the pertinent parties or cause of action, will be barred and unenforceable after the expiration of one year from whichever is the later of (1) the date of the act or omission underlying such cause of action, or (2) the date upon which there has been generally made available to stockholders an annual report of the Company or any proxy statement for the annual meeting of stockholders which reports the issuance of the pertinent Bonus Shares or lists aggregate issued and outstanding Common Stock which includes the Bonus Shares.

13.  Amendment and Discontinuance.
     ----------------------------

     The Plan may be altered, suspended or discontinued by the Board of Directors of the Company. However, no action by the Company's Board of Directors may, without approval by the affirmative vote of the holders of a majority of the Company's Common Stock voting in person or by proxy at any meeting of the Company's stockholders, (1) abolish the Committee, change the qualification of its members or withdraw the administration of the Plan from its supervision; (2) make any material change in the class of eligible recipients; (3) increase the Bonus Share Reserve (currently 60,000 shares of Common Stock) except upon a reclassification, consolidation or merger of

Company; (4) extend the term of the Plan; or (5) materially increase the benefits accruing to persons participating under the Plan.

     Without a recipient's consent, no amendment, suspension or termination of the Plan may alter or impair the rights or any of the obligations under any Bonus Shares or vesting schedule previously granted under the Plan. No Bonus Shares may be granted during any suspension or after termination of the Plan. Unless previously terminated or extended by the Board, the Plan will terminate on April 20, 2003.

14.  Reclassification, Consolidation or Merger.
     -----------------------------------------

     To any extent that the number of issued shares of the Company's Common Stock is increased or reduced by a change in par value, split up, reclassification, stock dividend or similar transaction, or if the Company is reorganized, consolidated or merged, the recipient of Bonus Shares shall be entitled to receive additional shares of Company stock or shares of the reorganized, consolidated or merged company, as the case may be, in the same manner as other Shareholders of the Company. Such new stock shall be subject to the same vesting schedule and other restrictions as the Bonus Shares upon which they are issued.

15.  Tax Aspects.
     -----------

     The following is a brief summary of the advice of the Company's counsel regarding the United States tax treatment, and the Company's independent certified public accountants regarding the foreign income tax treatment, of Bonus Shares issued pursuant to the Plan. Such advice is solely for the Company's use and benefit, and is not intended as advice to recipients or holders of Bonus Shares or other participants in the Plan. This brief summary does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code (the "Code") and tax laws of the United Kingdom, and holders of Bonus Shares are urged to consult their personal tax advisors prior to making decisions relating to Plan participation that may affect their income tax liability. The tax treatment afforded by the Code to transactions under the Plan will not govern transactions to which United Kingdom tax laws apply. The Company has not obtained and includes no information concerning the tax laws of any other jurisdiction.

     (a)  General Tax Treatment.
          ---------------------

          United States.  A recipient of Bonus Shares will have taxable
          -------------
compensation income in an amount equal to the fair market value of the Shares at the date of issuance. However, pursuant to Section 83(a) of the Code, so long as the Bonus Shares are subject to a substantial risk of forfeiture and transferability restrictions, the taxable event is delayed until those restrictions lapse. A "substantial risk of forfeiture" is a restriction that conditions a recipient's right to full enjoyment of the Bonus Shares upon the future performance of services by the recipient. Under the Plan, the Committee will establish a vesting schedule for the Bonus Shares. Until the recipient has remained an employee or has continued to provide services to the Company for the full term of the vesting schedule, some or all of the Bonus Shares will remain subject to a substantial risk of forfeiture.

Regulations under the Code require that, to remain a "substantial risk of forfeiture" and delay the recognition of taxable income, the services required to be performed by the recipient must be "substantial" and the forfeiture conditions must be likely to be enforced by the Company. These requirements must be evaluated on a case-by-case basis.

          Nontransferability may be established by the terms of the grant of Bonus Shares, e.g., that the recipient cannot transfer such Shares except by
              ---
will or devise until termination of the vesting schedule, or that the Bonus Shares remain subject to risk of forfeiture in the hands of any transferee.

          In addition, application of Section 16(b) of the Exchange Act may create both risk of forfeiture and nontransferability restrictions concerning the Bonus Shares. So long as a sale of Bonus Shares by an officer, director or insider at a profit could create liability under Section 16(b), those Shares will be deemed subject to forfeiture and transferability restrictions under
Section 83 of the Code.

          The Code affords an election to individuals subject to the provisions of Section 83. Under Section 83(b) of the Code, a recipient of Bonus Shares may elect to be taxed on the receipt of the Shares, notwithstanding any risk of forfeiture or transferability restriction on the date of receipt. If such an election is made, taxation upon the receipt of Shares will be treated as ordinary income equal to the fair market value of the Bonus Shares upon issuance. Any appreciation in the Shares after the date of receipt will be taxed at short term or long term capital gain rates depending upon the length of time the Shares are held.

          If the owner does not make an election under Section 83(b) upon receipt of the Bonus Shares, he or she will be taxed at ordinary income rates on the Fair Market Value of the Bonus Shares in the year the risk of forfeiture and transferability restrictions end.

          Upon the sale of any Bonus Shares, the owner will be taxed at capital gain rates for any gain measured by the difference between the fair market value of the Shares on the date of tax recognition (the end of the vesting schedule or election under Section 83(b) of the Code) and the price at which Shares are sold. If the sale price produces a loss, i.e., the sale price is less than the tax basis minus the initial cost, the loss will be treated as a short term or long term capital loss.

          United Kingdom.
          --------------

          The award of Bonus Shares to an employee gives use rise to an income tax and, since December 5, 1996, a social security contribution liability.

          If the Shares are ordinary unrestricted Common Stock, the amount subject to income tax and social security will be the fair market value of the Shares awarded. However, if the Bonus Shares are subject to restrictions on their sale or disposition, or if there is a risk of forfeiture for some predetermined period, the taxable value of the restricted Shares will be less than the fair market value of unrestricted Shares.

          Where the award of Shares is evidenced by the issue of a share certificate which sets out details of the restrictions but entitles the employee to vote the Shares and receive dividends, the taxable value will need to be agreed with the United Kingdom Inland Revenue. This will involve agreeing upon a discount from fair market value to reflect the restrictions and the time before the award fully vests.

          Once agreed, this value will be subject to tax as income for the tax year of the initial award. If the award is subsequently forfeited, it will not be possible to reclaim the income tax already paid. However, the amount charged to income tax will be a loss for capital gains tax purposes which can be set against other capital gains realized in that or any subsequent tax year.

          When the award vests, there is a further potential income tax charge on the increase in value attributable to the removal of the restrictions. If the restrictions are time based and run their normal course, the United Kingdom Inland Revenue accept that there is no taxable increase in value at vesting.

          On the sale of the Shares, the Employee will be subject to capital gains tax on the difference between net sale proceeds and the base cost. The base cost is the value charged to income tax on the initial award and on vesting. The base cost can be increased by an Indexation Allowance to reflect changes in the Retail Price Index between the month in which the Shares were acquired and the month in which they are sold.

          Where employment income is provided to an Employee in the form of Shares which are tradeable assets, there is an obligation on the employer to withhold income tax under the Pay As You Earn ("PAYE") system. There is also an obligation to account for social security contributions. Shares traded on NASDAQ are tradeable assets for this purpose, but if Shares are subject to restrictions, they present practical difficulties to employers in determining the taxable value. There are technical arguments which can be applied to justify the late withholding of tax and social security.

          It should be noted that, because of the risk of forfeiture, the United Kingdom Inland Revenue often applies concessionary treatment to restricted share plans under which the income tax and social security contribution charges are deferred until the date an award of restricted stock fully vests. The taxable amount would in these cases be the fair market value of the shares at the date of vesting. The concession would only be applied if the employer binds all of its employees to agree to this non-statutory treatment. The Company has not yet applied for this concession but will seek the views of participating Employees in the United Kingdom as to whether they wish the Company to do so.

     (b)  Other Laws.  The Plan and grants of Bonus Shares are not subject to
          ----------
the Employee Retirement Income Security Act of 1974, nor is the taxation of such benefits governed by Section 401(a) of the Code.

                            CONFLICTING PROVISIONS
                            ----------------------

     The foregoing is only a summary of some of the material provisions and operational features of the Plan. To the extent that this summary Prospectus conflicts with any provision in the Plan or in any stock option agreement issued under the Plan, the conflicting provisions of the Plan and/or stock option agreement shall control.

                         OPTICAL SECURITY GROUP, INC.
                         ----------------------------


PART I.  Information Required in the Section 10(a) Prospectus

ITEM 1.  Plan Information*

ITEM 2.  Registration Information and Employee Plan Annual Information*

--------------------------
*Portions of the information required by Part I to be contained in the Section 10(a) prospectus, as such information is contained in the Registrant's Annual Report for Form 10-KSB for its fiscal year ended March 31, 1998, is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. The remainder of such information is contained in the prospectuses filed herewith, pursuant to Rule 424(b).

--------------------------

PART II.  Information Required in the Registration Statement

ITEM 3.   Incorporation of Documents by Reference

            The following documents have been filed by Opsec Security Group, Inc. (the "Registrant") with the Securities and Exchange Commission and are incorporated herein by reference:

            (a) The prospectuses of the Registrant, dated October 16, 1996, and which forms a part of the Registration Statement of the Registrant on Form S-3/A filed with the Securities and Exchange Commission on October 16, 1996 (Registration No. 33-12703); and

            (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on October 16, 1996, and registering shares of Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Act").

            In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  Description of Securities

         A description of the Registrant's Common Stock has been incorporated by reference into this Registration Statement. See Item 3, above.

ITEM 5.  Interests of Named Experts and Counsel

         Not Applicable.

ITEM 6.  Indemnification of Directors and Officers

         Item 15 of Part II of the Registration Statement of the Registrant on Form S-3/A (Registration No. 33-12703) hereby is incorporated by reference.

ITEM 7.  Exemption from Registration Claimed

         Not Applicable.

ITEM 8.  Exhibits

         4(a)(1)    Optical Security Group, Inc. 1992 Incentive Stock Option
                    Plan.

         4(b)(1)    Optical Security Group, Inc. Nonqualified Stock Option Plan.

         4(b)(1)(a) Optical Security Group, Inc. Amendment to Nonqualified
                    Stock Option Plan

         4(c)(1)    Optical Security Group, Inc. Stock Bonus Plan.

         4(a)(2) Form of Stock Option Agreement pursuant to the Optical Security Group, Inc. 1992 Incentive Stock Option Plan.

         4(b)(2) Form of Stock Option Agreement pursuant to the Optical Security Group, Inc. Nonqualified Stock Option Plan.

         4(c)(2) Exemplar of Vesting Schedule pursuant to the Optical Security Group, Inc. Stock Bonus Plan.

         4(d) Amended and Second Restated Articles of Incorporation, Optical Security Group, Inc., incorporated by reference to
                    Exhibit 3.24, Registration Statement on Form S-3/A, Registration No. 33-12703, filed October 16, 1996.

          4(e) Amended and Restated Bylaws of Optical Security Group, Inc., incorporated by reference to Exhibit 3.22, Annual Report on Form 10-KSB, filed June 28, 1995.

          5 Opinion of Counsel Regarding the Legality of the Shares of Common Stock being Registered.

          24(a)     Consent of Counsel (included in Exhibit 5).

          24(b)     Consent of Independent Auditors.

          25        Power of Attorney

ITEM 9.   Undertakings

           A.  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) ;that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs
                    (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
----------


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 22th day of July, 1998.

                                    OPTICAL SECURITY GROUP, INC.

                                    By:       /s/  Gerald A. Melfi
                                       ---------------------------------------
                                       Gerald A. Melfi, Principal Financial
                                         Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

By his signature, each of the following persons authorizes Gerald A. Melfii to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.

Date:  July 23, 1998                By:       /s/  Richard H. Bard
                                       ---------------------------------------
                                       Richard H. Bard, Chairman of the Board
                                         and Chief Executive Officer

Date:  July 23, 1998                By:       /s/  Gerald A. Melfi
                                       ---------------------------------------
                                       Gerald A. Melfi, Principal Financial
                                         Officer and Treasurer

Date:  July 23, 1998                By:       /s/  Martin T. Hart
                                       ---------------------------------------
                                       Martin T. Hart, Director

Date:  July 23, 1998                By:       /s/  J.R. Holland, Jr.
                                       ---------------------------------------
                                       J. R. Holland, Jr., Director

Date:  July 23, 1998                By:      /s/  Richard D. Lamm
                                       ---------------------------------------
                                       Richard D. Lamm, Director

Date:  July 23, 1998                By:     /s/  Bruce I. Raben
                                       ---------------------------------------
                                       Bruce I. Raben, Director


Date:  July 23, 1998                By:     /s/  Mark T. Turnage
                                       ---------------------------------------
                                       Mark T. Turnage, Director

                           EXHIBITS ACCOMPANYING THE
                          S-8 REGISTRATION STATEMENT

Exhibit
Number      Description
------      -----------

4(a)(1)     Optical Security Group, Inc. 1992
            Incentive Stock Option Plan.

4(b)(1)     Optical Security Group, Inc.
            Nonqualified Stock Option Plan.
4(b)(1)(a)  Optical Security Group, Inc.
            Amendment to Nonqualified Stock Option Plan


4(c)(1)     Optical Security Group, Inc.
            Stock Bonus Plan.

4(a)(2)     Form of Stock Option Agreement pursuant
            to the Optical Security Group, Inc.
            1992 Incentive Stock Option Plan.

4(b)(2)     Form of Stock Option Agreement pursuant
            to the Optical Security Group, Inc.
            Nonqualified Stock Option Plan.

4(c)(2)     Exemplar of Vesting Schedule pursuant
            to the Optical Security Group, Inc.
            Stock Bonus Plan.

4(d)        Amended and Second Restated Articles
            of Incorporation Optical Security Group,
            Inc., incorporated by reference to
            Exhibit 3.24, Registration Statement on
            Form S-3/A, Registration No. 33-12703,
            filed October 16, 1996.

4(e)        Amended and Restated Bylaws of Optical
            Security Group, Inc., incorporated by
            reference to Exhibit 3.22, Annual Report on Form 10-KSB, filed June 28, 1995.

5 Opinion of Counsel Regarding the Legality of the Shares of Common Stock.

24(a)       Consent of Lohf, Shaiman & Jacobs, P.C.

24(b)   Consent of Independent Auditors.

25      Power of Attorney (included in signature page of this Registration
        Statement).

                                       8